Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Fourth Quarter		Years Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,876	$1,671	$7,331	$6,669
Intermodal	913	831	3,681	3,163
Coal	448	350	1,733	1,310
Total railway operating revenues	3,237	2,852	12,745	11,142

Railway operating expenses
Compensation and benefits	653	598	2,621	2,442
Purchased services and rents	520	472	1,922	1,726
Fuel	367	226	1,459	799
Depreciation	309	298	1,221	1,181
Materials and other	207	129	713	547
Total railway operating expenses	2,056	1,723	7,936	6,695

Income from railway operations	1,181	1,129	4,809	4,447

Other income – net	34	21	13	77
Interest expense on debt	177	165	692	646

Income before income taxes	1,038	985	4,130	3,878

Income taxes
Current	188	199	777	689
Deferred	60	26	83	184
Total income taxes	248	225	860	873

Net income	$790	$760	$3,270	$3,005

Earnings per share – diluted	$3.42	$3.12	$13.88	$12.11

Weighted average shares outstanding – diluted	230.7	243.5	235.6	248.1

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	At December 31,
	2022	2021
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$456	$839
Accounts receivable – net	1,148	976
Materials and supplies	253	218
Other current assets	150	134
Total current assets	2,007	2,167

Investments	3,694	3,707
Properties less accumulated depreciation of $12,592 and $12,031, respectively	32,156	31,653
Other assets	1,028	966

Total assets	$38,885	$38,493

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,293	$1,351
Short-term debt	100	—
Income and other taxes	312	305
Other current liabilities	341	312
Current maturities of long-term debt	603	553
Total current liabilities	2,649	2,521

Long-term debt	14,479	13,287
Other liabilities	1,759	1,879
Deferred income taxes	7,265	7,165

Total liabilities	26,152	24,852

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 228,076,415 and 240,162,790 shares, respectively, net of treasury shares	230	242
Additional paid-in capital	2,157	2,215
Accumulated other comprehensive loss	(351)	(402)
Retained income	10,697	11,586

Total stockholders’ equity	12,733	13,641

Total liabilities and stockholders’ equity	$38,885	$38,493

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended December 31,
	2022	2021
	($ in millions)
Cash flows from operating activities
Net income	$3,270	$3,005
Reconciliation of net income to net cash provided by operating activities:
Depreciation	1,221	1,181
Deferred income taxes	83	184
Gains and losses on properties	(82)	(86)
Changes in assets and liabilities affecting operations:
Accounts receivable	(171)	(133)
Materials and supplies	(35)	3
Other current assets	(18)	(6)
Current liabilities other than debt	23	283
Other – net	(69)	(176)

Net cash provided by operating activities	4,222	4,255

Cash flows from investing activities
Property additions	(1,948)	(1,470)
Property sales and other transactions	263	159
Investment purchases	(12)	(10)
Investment sales and other transactions	94	99

Net cash used in investing activities	(1,603)	(1,222)

Cash flows from financing activities
Dividends	(1,167)	(1,028)
Common stock transactions	(4)	17
Purchase and retirement of common stock	(3,110)	(3,390)
Proceeds from borrowings	1,832	1,676
Debt repayments	(553)	(584)

Net cash used in financing activities	(3,002)	(3,309)

Net decrease in cash and cash equivalents	(383)	(276)

Cash and cash equivalents
At beginning of year	839	1,115

At end of year	$456	$839

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest (net of amounts capitalized)	$619	$579
Income taxes (net of refunds)	750	654

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1. Stock Repurchase Program

We repurchased and retired 12.6 million and 12.7 million shares of common stock under our stock repurchase programs in 2022 and 2021, respectively, at a cost of $3.1 billion and $3.4 billion, respectively.